SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            --------------------------
                                    FORM 8-K
                            --------------------------

                                 CURRENT REPORT


                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported) November 14, 1996


                        KINDERCARE LEARNING CENTERS, INC.
             (Exact name of registrant as specified in its charter)

            Delaware                   0-17098                63-0941966
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
     of incorporation)                                   Identification No.)



                              2400 PRESIDENTS DRIVE
                           MONTGOMERY, ALABAMA 36116
                    (Address of principal executive offices)
               Registrant's telephone number, including area code
                                 (334) 277-5090

          (Former name or former address, if changed since last report)
                                 Not Applicable
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Item 5.   Other Events.

         On November 14, 1996, KinderCare Learning Centers, Inc. (the "registrant") consummated a tender offer and consent solicitation it had commenced on October 16, 1996 with respect to its 10-3/8% Senior Securities due 2001 (the "Securities"). The Securities were issued pursuant to an Indenture (the "Indenture"), dated as of June 2, 1994, by and between the registrant, as issuer, and AmSouth Bank of Alabama ("AmSouth"), as trustee. The registrant purchased in the tender offer $69,789,000 aggregate principal amount of the Securities of the $70,000,000 outstanding and received consents in the consent solicitation to proposed amendments to the Indenture in respect of a like principal amount of the Securities. The registrant and AmSouth entered into a Supplemental Indenture (the "Supplemental Indenture"), dated as of November 7, 1996, the provisions of which became operative upon consummation of the tender offer and consent solicitation on November 14, 1996. The Supplemental Indenture eliminated or modified certain covenants and other provisions contained in the Indenture, thereby satisfying a condition to the consummation of an agreement and plan of merger, dated as of October 3, 1996, between KCLC Acquisition Corp., a Delaware corporation and an affiliate of Kohlberg Kravis Roberts & Co., L.P., and the registrant.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.
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         (c)  Exhibits

                 Exhibit Number            Description

                          4 Supplemental Indenture, dated as of November 7, 1996, by and between the registrant and AmSouth.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    KINDERCARE LEARNING CENTERS, INC.


                                    /s/    Philip L. Maslowe
                                    -------------------------------
                                    Name:   Philip L. Maslowe
                                    Title:  Executive Vice President
                                             and Chief Financial Officer


Dated:  November 18, 1996

                                  EXHIBIT INDEX

Exhibit Number            Description

         4 Supplemental Indenture, dated as of November 7, 1996, by and between the registrant and AmSouth.